EXHIBIT 10.2.2

* — CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SOW 1 TO

MASTER SERVICES AGREEMENT

SOW FOR KEYING AND IDENTITY ASSESSMENT PROCESSING SERVICES

This SOW is made as of October 3, 2005 by and between Edentify, Inc., with its principal place of business at 74 West Broad Street, Suite 350, Bethlehem, Pennsylvania 18018 (“Edentify”), and Seisint, Inc., with its principal place of business at 6601 Park of Commerce Blvd, Boca Raton, Florida 33487 (“Seisint”).

Whereas the Parties have entered into a Master Agreement of even date herewith, into which this SOW is intended to be incorporated;

Now, therefore, in consideration for the terms and conditions of the Master Agreement, and the Fees and Services as described herein, the Parties agree to the following:

1. DEFINITIONS

1.1 “ASSESSMENT SERVER(s)” means one or more servers owned by

Seisint and maintained within the Seisint Data Center, each of which has the Edentify Assessment Module and the Edentify Key

Generation Module installed, and with which Seisint shall

perform the Keying and Identity Assessment Processing. The

Assessment Server(s) shall be high-performance Intel-based

computer(s) running MS Windows (XP Pro or Server 2003) at 3.2

Ghz or greater.

1.2 “CONFIRMING MATCH” means A Reference Record which is scored by the Identity Assessment Processing as an acceptable variation of a given Input Record.

1.3 “ECL” means Seisint’s proprietary programming language.

1.4 “EDENTIFY ASSESSMENT MODULE” means Edentify’s proprietary algorithms and all third party software required for Identity

Assessment Processing; specifically including, but not limited to, the * from * Inc. and a customized version

of the * product developed in conjunction with

1.5 “EDENTIFY DATABASE SERVER” means a server, owned by Seisint and housed within the Seisint Data Center, which shall be used to store the Edentify Reference Database. The Edentify

Database Server shall use an * database, and may require

1.6 “EDENTIFY KEY” means the unique identifier created by the

Keying process.

1.7 “EDENTIFY KEY GENERATION MODULE” means Edentify’s proprietary algorithm for Keying.

1.8 “EDENTIFY PRODUCTS” means those products or services offered by Edentify that are derived from or incorporate any aspects of (a) the Identity Assessment Processing or (b) the Edentify

Key Generation and Update Services (each of the foregoing

being defined in Section 2.1 hereof) performed pursuant to

this Agreement.

1.9 “EDENTIFY REFERENCE DATABASE” means the database contained in the Edentify Database 1

Server and which stores the Edentify Keys derived from the

Seisint Databases and corresponding Reference Records.

1.10 “FILE” means the grouping of Records to form an embodiment of information regarding more than a single individual.

1.11 “IDENTITY ASSESSMENT PROCESSING” means the processing, as set forth in this SOW, of Edentify Keys contained in the Edentify

Reference Database against Input Records using the Edentify

Assessment Module for the Rating of Input Records.

1.12 “INPUT RECORDS” means the Name/SSN pairings provided by

Edentify that have been derived from Edentify’s customer’s

records, and which shall be input into the Assessment

Server(s) for Identity Assessment Processing. Input Records

must contain SSN/Name Pairings directly extracted from

Edentify’s customers records, not permutations or variations thereof.

1.13 “KEYING” (OR “KEYED”) means generation of identifiers, using the Edentify Key Generation Module, that describe the contents of the Reference Record.

1.14 “NO MATCH” means an Input record which returns no

corresponding SSN/Name Pairing in the Seisint Databases.

1.15 “OTHER SOURCE” means a non Public Records source including,

but not limited to, utility company sources such as power,

telephone, water and sewer companies.

1.16 “POSSIBLE” OR “POSSIBLES” means all Confirming and Suspect

Matches of an Input Record to one or more Reference Records.

Each Input Record may have up to 50 Possibles.

1.17 “PUBLIC RECORDS” means data from a local, state or federal agency.

1.18 “RATING” refers to a step in the Identity Assessment

Processing in which the set of Possibles (each with an

assigned Score) observed relative to each Input Record are

evaluated and assigned to categories of risk indicators to

that Input Record. The Rating process may be unique to each

client or transaction type and is incorporated into the

reporting template.

1.19 “RECORD” or “Records” means a subpart(s) of a File containing

A single instance of information on a single identity.

1.20 “REFERENCE RECORD(s)” means the set of Records associated with corresponding Edentify Keys derived from the Seisint

Databases, each of which is to include: (i) Social Security

Number; (ii) Full Name; (iii) number of occurrences of the

SSN/Name Pairing in the Seisint Databases; (iv) the source of the SSN/Name Pairing; (v) the date that the first occurrence of such SSN/Name Pairing was established with Seisint or its data provider; and (vi) the last date such SSN/Name Pairing

was established, confirmed or updated with Seisint or its data provider. From 3 to 5 Edentify Keys may be generated for each

Record from the Seisint Databases.

1.21 “SCORE” means a numerical attribute assigned to each similar

Reference Record during 2

the first stage of the Identity Assessment Processing

reflecting that Reference Record’s similarity to the Input

Record. The resulting Score is used to determine the

Possibles.

1.22 “SEISINT DATA CENTER” means a data center location operated and controlled by Seisint.

1.23 “SSN/NAME PAIRING” means a unique coupling of a social

security number and a full name that either Party obtains from a data source.

1.24 “SUSPECT MATCH” means an Input Record which has a

corresponding SSN/Name Pairing in the Seisint Databases

relative to an Input Record which is Scored by the Identity

Assessment Processing as an unacceptable variation of the

Input Record and which is flagged by the Identity Assessment

Processing as a potential subject of manipulation.

2. SCOPE OF WORK

2.1 Beginning on the agreed upon start date, allowing for a reasonable implementation period after the Effective Date, Seisint shall perform the following processing services, a diagram of which is attached hereto as Exhibit A:

A. Edentify Key Generation and Update Services. Seisint shall provide all hardware, operating software (excluding the Edentify Key

Generation Module, which shall be provided by Edentify), and data center needs, necessary for the development, implementation and maintenance of the Edentify Database Server and Edentify Reference

Database. The Edentify Database Server shall be housed within the secured Seisint Data Center and shall only be accessible by Seisint,

and its employees and agents. Edentify shall provide Seisint with the Edentify Key Generation Module, which Seisint shall install on the Assessment Server(s), as described below, and which Seisint shall use solely for the purposes of generating Edentify Keys from the Seisint Databases to populate the Edentify Reference Database.

All resulting Edentify Keys shall be stored in the Edentify

Reference Database, within the Edentify Database Server, along with the corresponding Reference Records. The Edentify Key Generation and

Update Service shall be repeated on a quarterly basis to allow for the Keying of new Records that may be introduced into the Seisint

Databases as result of the receipt of updates from its data vendors

(the “Quarterly Key Build Process”). Seisint shall be responsible for the commercially reasonable maintenance of the Edentify Database

Server throughout the Term of this SOW.

B. Identity Assessment Processing Services. Seisint shall provide all hardware, operating software (excluding the Edentify Assessment

Module, which shall be provided by Edentify), and data center needs,

necessary for the development, implementation and maintenance of one or more, but in no event more than 5, Assessment Server(s). The

Assessment Server(s) shall be housed within the secured Seisint Data

Center and shall only be accessible by Seisint, and its employees and agents, except through a limited secure connection as

specifically contemplated below. Each Assessment Server shall be connected via a high speed connection to the Edentify Database

Server. Unless and until a secure connection is established between

Edentify and the Assessment Server(s) as contemplated in Section 2.3 hereof, Edentify shall provide Seisint with Input Records via encrypted batch submissions, in a mutually agreed upon format, which

Seisint shall decrypt and use to perform the Identity Assessment

Processing. 3

Seisint shall perform the Identity Assessment Processing of Input

Records to derive resulting Input Record Ratings. The Identity

Assessment Processing shall comprise the following:

i) The Edentify Assessment Module will derive, in a single

pass, a Score and Rating information for each Input Record

relative the Edentify Keys in the Edentify Reference

Database by comparing all possible permutations of the Input

Record to the Seisint data represented by the Edentify Keys

stored in the Edentify Reference Database.

ii) The Edentify Assessment Module will return the following data for each Input Record:

a) the number of occurrences of that unique SSN/Name

Pairing in the Seisint Databases based on exact matches

of full name and SSN;

b) the number of Confirming Matches found in the Edentify

Reference Database relative to each Input Record;

c) the number of Suspect Matches found in the Edentify

Reference Database relative to each Input Record;

d) a flag indicating the sources of the Possibles set

forth in (b) and (c) above. Seisint shall categorize

the sources of the Possibles for each Input Record

based on two sources: i) Public Records, ii) Other

Sources, or iii) both Public Records and Other Sources;

e) the date the first occurrence of such unique SSN/Name

Pairing referred to in (a) above was established with

Seisint or its data provider; and

f) the last date such unique SSN/Name Pairing referred to

in (a) above was established, confirmed or updated with

Seisint or its data provider.

iii) The data set forth in Section 2.1(B)(ii) above, shall be appended to the associated Input Record and returned to

Edentify.

At no time shall Edentify have access to Seisint’s SSN/Name data,

the contents of the Seisint Databases, the Edentify Reference

Database, or the Edentify Database Server.

Seisint shall not use the Input Records or other customer data provided by Edentify hereunder for any purpose not specifically permitted hereby, and shall not integrate such information into the

Seisint Databases for any purpose.

C. Seisint shall perform the processing services set forth above in accordance with the service levels set forth in Appendix I,

attached hereto and incorporated herein by reference. 4

2.2 Edentify shall provide Seisint with any changes or updates to the

Edentify Key Generation Module or Edentify Assessment Module in a cd or

dvd format, and Seisint shall, upon the reasonable request of Edentify,

upload such changes or updates pursuant to the instructions provided by

Edentify. Upon completion of the upload, Seisint shall destroy or return such cd or dvd to Edentify. To the extent that Seisint or its agents have exclusive control over the process of uploading changes or updates to the Edentify Key Generation Module or Edentify Assessment

Module and further, to the extent that Seisint or its agents negligently perform such uploading task despite accurate and detailed instructions provided by Edentify, and further, wherein Edentify’s instructions were not the cause of errors being generated as a result of the faulty upload, Seisint shall be liable for any errors generated by Seisint’s negligence in such uploading, as well as any cost or time overruns incurred to correct such errors; provided, however, that

Seisint shall only be liable where Edentify has provided Seisint with timely, accurate, and sufficiently detailed instructions regarding any requested upload or update to the Edentify Key Generation Module or

Edentify Assessment Module and has provided Seisint with such updates and instructions as to allow Seisint sufficient time to install, test,

and implement such update prior to use in a production environment.

2.3 Seisint shall, upon Edentify’s request and pursuant to a subsequently executed SOW to the Master Agreement, provide Edentify with a limited secure connection to the Assessment Server(s) to be used solely by

Edentify for the purpose of transmitting Input Records to the

Assessment Server(s) and receiving the results of the Identity

Assessment Processing; provided, however, that such connection will not be provided unless and until Seisint, in its sole reasonable discretion, has determined that the connection is secure. For purposes of this SOW, all submissions of Input Records shall be encrypted batch submissions.

2.4 The Edentify Key Generation Module, Edentify Assessment Module, and

Input Records shall be delivered to Seisint in a mutually agreed upon format and media. Seisint may, if necessary to perform the Services,

translate the Edentify Key Generation Module and/or Edentify Assessment

Module into ECL upon the prior written consent of Edentify.

2.5 Notwithstanding any other statement contained herein, Edentify shall not, at any time: (i) retain or store any Edentify Keys derived from the Seisint Databases; (ii) use the Edentify Keys or any data received from Seisint hereunder to create a referential database to the Seisint

Databases; or (iii) use any of the services or data provided by Seisint hereunder to develop a competing product to Seisint’s Databases or services. Furthermore, Edentify shall not attempt to derive any Seisint data from the reverse engineering or other analysis of the Edentify

Keys derived from the Seisint Databases.

2.6 Edentify shall not, during the Term of this SOW, use the Services provided hereunder to develop a product which competes with Seisint, or use the services or data of a competitor of Seisint to develop or maintain any product that competes with Seisint.

3. LICENSE

Edentify hereby grants to Seisint, a revocable (only to the extent this SOW 1 is terminable pursuant to the Agreement), world-wide, paid-up, non-transferable, royalty-free restricted license, without the right to sublicense, to use the
Edentify Key Generation Module and the Edentify Assessment Module, and any
changes or updates thereto, during the Term of this SOW solely for purposes of performing the Services contemplated herein. 5

4 FEES

4.1 In consideration for the development and implementation of the Edentify

Database Server, Assessment Server(s), and required operating infrastructure, and the initial run of the Edentify Key Generation

Service, Edentify shall pay to Seisint a Fee of $1,000,000 (the “Implementation

Fee”). Such Implementation Fee will be payable in two equal

installments, with the first payment delivered on the Effective Date,

and the second payment delivered on or before 30 days from the date of the December 31, 2005 invoice from Seisint.

4.2 In consideration for the ongoing Services provided to Edentify hereunder, including the maintenance of the Edentify Database Server and

Assessment Server(s) and all subsequent runs of the Edentify Key

Generation and Update Service and Identify Assessment Processing

Services, Edentify shall pay to Seisint Fees as follows:

Calendar Year            Annual License Fee

2006 $ 1,200,000

2007 $ 1,400,000

2008 $ 1,600,000

Such payments shall be made in equal quarterly installments due on or before the last day of each quarter, beginning on March 31, 2006. If this SOW is extended as provided in Section 9 hereof, for each one (1)

year renewal Term, the applicable Annual License Fee will be $200,000 more than the previous year’s Annual License Fee.

5 REVENUE SHARING

5.1 During the term of this Agreement, Edentify will pay to Seisint a percentage of the Gross Revenue received by Edentify in connection with sales of any and all Edentify Products as follows:

	Calendar Year
Annual Gross Revenues	2006	2007	2008	Any Renewal Term
0-$$2,000,000	0%	0%	0%	20%

$2,000,001-$3,500,000	0%	0%	20%	20%

$3,500,001-$20,000,00 0	0%	20%	20%	20%

$20,000,001 +	0%	10%	10%	10%

6

Such payments shall be made to Seisint by the earlier of: (i)

forty-five (45) days from the date of the respective invoice to the

Edentify customer purchasing such Edentify Products; or (ii) sixty

(60) days from the date the batch of Input Records related to such

Edentify Products is processed. As used herein, “Gross Revenue”

means the sum of all payments received, without any reduction or deduction for costs of goods or services, commissions or expenses of

Edentify, from its customers from the sale of the Edentify Products.

“Annual Gross Revenue” means the Gross Revenue received by Edentify during the twelve (12) month period beginning on the Effective Date hereof, and during each twelve (12) month period thereafter

beginning at zero at the start of each twelve (12) month period. For avoidance of doubt, the revenue share percentages set forth above shall be interpreted as being stepped, and shall not be applied under any circumstance retroactively.

5.2 During the Term of this SOW, Edentify shall at all times keep and maintain, in accordance with generally accepted accounting

principles, accurate, complete and up-to-date books and records pertaining to its rights and obligations under Section 5. Upon no less than fifteen (15) business days prior written notice given to

Edentify, Seisint shall have the right to conduct a reasonable audit and review the books and records of Edentify and certify Edentify’s compliance with all of the financial terms and revenue sharing obligations as contemplated by this Section 5. Such audit shall be performed by an independent third party auditor. Underpayments and refunds due shall be paid within thirty (30) days of delivery of the final results of the audit to Edentify (such delivery, hereinafter,

the “Audit Delivery Date”), provided however, that if Edentify disputes such audit because it believes, in good faith with

supported reasons that the audit is incorrect by more than 20%, then

Edentify shall provide Seisint with written notice of its dispute within ten (10) business days of the Audit Delivery Date, in which case underpayments and refunds shall be due within ten (10) business days following the final resolution of such dispute in accordance with Section 9 of the Master Agreement. The costs and expenses associated with any audit (including revisions thereto) or

certification conducted under this Section shall be borne entirely by Seisint, unless an underpayment of more than 20% is discovered,

in which case Edentify shall be responsible for the costs and expenses associated with the audit (and/or such revisions).

5.3 The audits shall be conducted in a manner that does not disrupt,

delay or interfere with Edentify’s performance of its business in any material respect. It is understood that as a normal routine,

Seisint’s auditors, inspectors and regulators will have access to all data, software and systems files that are germane to the audit.

Edentify will cooperate fully with Seisint or its designee in connection with Seisint’s audit functions. 7

6 RIGHT TO RESELL

Prior to any resale by Seisint of the Edentify Products, the Parties shall negotiate in good faith an appropriate agreement for the license to resell such products under terms and conditions, if applicable, no less favorable than any other reseller of Edentify’s Products of a similar size and nature as Seisint.

7 PRODUCT DEVELOPMENT

Seisint and Edentify shall work together in good faith on future product development and customer specific marketing initiatives.

8 COOPERATION WITH SALES EFFORTS

8.1 During the term of this SOW, Seisint shall, upon reasonable request and to the extent commercially reasonable and in compliance with Seisint’s security policies and procedures, cooperate with Edentify’s sales efforts of Edentify Products, including: (i) completing security questionnaires required by certain of Edentify’s customers, and (ii)

providing copies of Seisint’s security procedures to certain of

Edentify’s customers. Additionally, in Seisint’s sole reasonable discretion, on a case by case basis, Seisint may allow certain of

Edentify’s customers to conduct a site visit of Seisint’s facilities in accordance with Seisint’s security policies and procedures; provided,

however, that Seisint shall notify Edentify of Seisint’s decision regarding whether such site visit shall be permitted as promptly as reasonable in light of the circumstances, but in no event later than one (1) week from the date of request to Seisint.

8.2 To the extent an Edentify customer reasonably requests an audit of

Seisint’s books, records, facilities, or sytems in connection with the purchase of Edentify Products, Seisint agrees to consider such request in light of Seisint’s standard security policies and procedures and to evaluate in good faith whether to allow such an audit as if the requesting party were a direct Seisint customer; provided, however,

that Seisint shall notify Edentify of Seisint’s decision regarding whether such audit shall be permitted as promptly as reasonable in light of the circumstances, but in no event later than one (1) week from the date of request to Seisint.

9 TERM

Unless earlier terminated as provided in the Master Agreement, the Term of this
SOW will begin on the Effective Date and continue until December 31, 2008. The
Term shall automatically renew for successive one (1) year renewal Terms unless either Party notifies the other Party in writing that it intends not to renew at least ninety (90) days prior to the expiration of the initial Term or any renewal Term or this SOW is otherwise terminated as provided in the Agreement.

10 CERTIFICATION OF PERMISSIBLE USE

Edentify shall only use the Services and information contained therein in connection with its provision of fraud detection consulting services to its customers. 8

11 INTELLECTUAL PROPERTY

Edentify warrants and agrees that it has the full right and authority to provide
Seisint with access to and a license to use the Edentify Key Generation Module and Edentify Assessment Module and each and every component and update thereof.
Furthermore, Edentify shall protect, defend, indemnify and hold Seisint and each of its Affiliates and the officers, directors, agents, representatives, employees, successors and assigns of each, harmless from and against any and all
Loss, by whomsoever asserted, arising directly or indirectly from, out of, or based on the use by Seisint or its Affiliates of the Edentify Key Generation
Module or Edentify Assessment Module, provided that such use was in accordance with the terms and conditions of this SOW or as otherwise permitted or approved by Edentify in writing.

Seisint shall own all right, title, and interest in all Seisint Intellectual
Property and Derivatives based upon Seisint Intellectual Property created within the scope of this SOW and any Intellectual Property created or derived by
Seisint pursuant to this Agreement, including the Edentify Keys derived from the application of the Edentify Key Generation Module to the Seisint Databases;
provided however, that upon termination of this Agreement, both Parties shall destroy all Edentify Keys in their possession that were derived from the Seisint
Databases. Edentify shall own all right, title and interest in Edentify
Intellectual Property, including the Edentify Key Generation Module. Edentify shall acquire no rights to the Seisint Databases, the Edentify Reference
Database, the Edentify Database Server or the Assessment Server(s) pursuant to this Agreement.

[Signatures on following page] 9

Wherefore the Parties hereto set their hands intending to be bound by the terms and conditions hereof.

EDENTIFY, INC. SEISINT, INC.

By: /S/ TERRENCE DeFRANCO            By: /S/ JAMES P. SWIFT

—— —

Name: TERRENCE DeFRANCO            Name: JAMES P. SWIFT

—— —

Title CEO            Title COO

—— —

Date 10/3/05 Date 10/3/05

—— —

10

*- CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A TO SOW 1

DIAGRAM OF SERVICES *

11

* — CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX I TO SOW 1

Service Levels

1.	Contacts and Role Assignment

a.	Primary Contact

The primary Seisint contact shall be: *

b.	Service Contact

The Seisint service contact for any support issues shall be:
Helpdesk (24x7) *

c.	Disaster / Emergency Contact

In case of emergency, the Seisint contact shall be the Helpdesk as listed above. Should an emergency condition arise, Seisint will contact * at Edentify at *.

d.	Administrative Contact

See Primary Contact

2.	Administrative Guidelines

a.	Logging of Support Requests

Support requests shall be logged in the “Seisint Incident Tracking” (“SIT”) application, which is an extranet web site to which Edentify will be provided credentials during implementation. When a problem has been identified and logged by either Edentify or Seisint, Seisint shall designate a Severity Level for each problem as defined below. If Edentify disagrees with the Severity Level assigned, a change to the Severity Level will be discussed and mutually agreed upon. The Severity Levels are detailed below:

i.	Severity Level 1 (Critical Problem). Edentify and/or their customers cannot access the System or material functions are not available, resulting in a critical impact to operations requiring fast resolution.

ii.	Severity Level 2 (Major Problem). Edentify can access the System, however a material function is not available.

iii.	Severity Level 3 (Minor Problem). Edentify can access the System, but a less-important function is not available resulting in a minor impact.

iv.	Severity Level 4 (Minor Problem/Enhancement Request). The impact is insignificant to users, and the Parties agree that problem resolution will require new functionality or an enhancement to be made at a mutually agreed upon date.

Seisint shall respond to problems based on the Severity Level as described in the following table. The Response Time and Resolution Time begin when Edentify reports the problem. Response time indicates acknowledgement of the problem by Seisint, and Resolution may be either a final solution or a workaround.

Response Time
	(Normal Business	Response Time (On	Frequency of Issue	Target Resolution
Severity Level	Hours)	Call Hours)	Status	Time
1	1 hour	2 hours	Hourly	24 hours

2	4 hours	8 hours	Daily	2 days

3	1 day	2 days	Every 2 days	5 days

4	N/A	N/A	Monthly	As scheduled

Note: Days indicate business days rather than calendar days.

Support for all services shall be 24 hours a day and 7 days a week. Help Desk Coverage will be provided during Normal Business Hours, defined as Monday through Friday, 9:00am (ET) through 5:00pm (ET), except normal business holidays. On-Call Hours are Monday through Friday, 5:00pm (ET) through 9:00am (ET), Saturday, Sunday, and Holidays.

b.	Reporting of Support Requests

Reporting on outstanding Support Requests will occur in two manners. First, open tickets with the latest status may be viewed in the “SIT” system, either individually or in aggregate. Secondly, a status on open tickets will be made via email, telephone conference, or other communication among interested parties as arranged between Edentify and Seisint at the time of an incident according to the schedule in the above table.

c.	Escalation Procedures

Should Response Times, Issue Status Updates, or Target Resolution Times not be met, Edentify may choose to escalate a Support Request.

3. Weekly Maintenance Window: The Weekly Maintenance Window is Saturday from Midnight to Sunday 1:00 am (EDT). The regular maintenance window timeframe, day of week or time of day may be changed by Seisint with the consent of FIC, which consent shall not be unreasonably withheld. Seisint reserves the right to expand the Maintenance Window to 3 hours with 3 business days notice, and 6 hours with 7 business days notice, both Maintenance Window exceptions starting at Midnight on Saturday (EDT).

a.	Online System Availability: The online System Availability shall be 98% per month, as calculated by measuring the average time per month that all material functions of the online system are operating at a Seisint location without error; provided, however, that in calculating System Availability the Weekly Maintenance Window or any other emergency down time shall not be included in the computation.

b.	Uptime Requirements: The system uptime requirement will be 99.7% per month excluding scheduled maintenance windows.

c.	Security:

Seisint takes a strong stance on security to insure the confidentiality and integrity of data. Control methodologies are used physically, technologically, and administratively to guard against unauthorized use of data, while balancing the need for availability per business case. Various procedures incorporate authentication, authorization, and accounting practices to provide insight to prevent, detect, react, and mitigate risks as they arise. The corporate infrastructure is continually evaluated internally and by third party with the goal of enhancing security while providing high availability and quality for customers. Seisint has met or exceeded control requirements defined by business partners and third party review.

PhysicalFacility

Comprehensive monitoring capabilities exist throughout the Seisint facility, which are monitored by armed guard “24 x 7”. Access to different sections within the facility is based on least privilege and requires various levels of authentication. The main data center is housed in a “category 5”, hurricane proof, concrete structure and is duplicated by a hot stand-by site elsewhere in the country. Redundant infrastructure exists to provide high availability from power generation and fire suppression to computing hardware and Internet bandwidth.

Technological

Seisint uses a multi-layered technical approach in securing data. Preventive and detective technologies exist to mitigate risk throughout the network, on systems, and for thwarting malicious-code. Dedicated circuits as well as standard encryption methodologies are used to transport data from Seisint systems to customers. Highly qualified staff administer and monitor all technical controls, and execute appropriate risk mitigation procedures as new vulnerabilities or threats define. Change control procedures exist to provide stability and technical controls are audited periodically by both internal staff and third party.

Administrative

Administratively, Seisint conducts background investigations and reference checks on personnel as a part of due diligence in the employment process. All personnel in the company are also required to sign a confidentiality and non-compete agreement.

Overall, Seisint has a solid security posture, ensuring that data is secured to a high degree.

Confidentiality

Notwithstanding anything to the contrary herein, Edentify may disclose the terms of the Service Levels set forth in this Appendix 1 (without disclosing Seisint as the contracting party) to customers or clients who have entered into a written confidentiality agreement with Edentify protecting such disclosure.